Investor Relations Contact:
Mr. Crocker Coulson
President
CCG Elite Investor Relations
Tel: +1-646-213-1915 (NY Office)
E-mail: crocker.coulson@ccgir.com
Website: www.ccgelite.com

FOR IMMEDIATE RELEASE

China Precision Steel Announces Third Quarter
Fiscal 2008 Results

SHANGHAI, China, May 16, 2008 - China Precision Steel (NASDAQ: CPSL), a niche precision steel processing company principally engaged in producing and selling high precision cold-rolled steel products, announced today its results for the third quarter of fiscal 2008 ended March 31, 2008.

2008 Third Fiscal Quarter Highlights

•	Revenue grew 61.3% year-over-year to $18.7 million.
•	Gross profit increased 58.0% to $5.3 million and gross margin was 28.4%
•	Income from operations increased 136.9% to $4.4 million
•	Net income was $4.6 million, or $0.10 per fully diluted share, up 231.1% year-over-year
•	Exports accounted for 19.0% of revenue, up from 2.3% a year ago

“Our strong sales growth in exports of low-carbon, hard-rolled products and subcontracting work significantly increased our total revenue to a record level. We maintained our gross margin and saw a significant improvement in operating margin during the quarter, which flowed through to our bottom line,” commented Dr. Wo Hing Li, China Precision Steel’s Chairman and CEO. “As our new 1400 cm cold rolled mill ramps up capacity, we are actively developing new products for new markets.”

Revenues for the third quarter of fiscal 2008 were $18.7 million, up 61.3% from $11.6 million in the third quarter last year. The increase in sales revenue is due to increased production and exports of low carbon hard-rolled steel coils and subcontracting income during the quarter. High carbon and low carbon products accounted for 29.1% and 47.7% of sales, respectively, compared to 51.0% and 47.3%, respectively, in the same period a year ago. Subcontracting income accounted for 21.6% of sales in the third quarter of 2008.

Gross profit for the quarter was $5.3 million, up 58.0% from $3.4 million for the same period a year ago. Gross margin was 28.4% down slightly from 29.0% in the third quarter of fiscal 2007. The minor decrease in gross profit margin was mainly attributed to changes in the mix of products sold during the quarter.
Operating expenses were $930,000, down 38.6% from $1.5 million in the third quarter of fiscal 2007, primarily due to a decrease in administrative expenses from lower compliance costs and professional fees. Selling expenses were $203,447, up from $92,315 in the third quarter of fiscal 2007 due to an increase in delivery charges resulting from an increase in exported products associated with a broader, international customer base. As a percentage of revenue, operating expenses were 5.0% in the third quarter of fiscal 2008, compared to 13.0% in the same quarter a year ago.

Operating income was $4.4 million, up 136.9% from $1.9 million in the third quarter of fiscal 2007. Operating margin increased to 23.5% from 16.0% in the year ago period.

During the quarter, the Company recorded an income tax benefit of ($491,179), including $1.6 million in current income tax expense which was offset by a $2.1 million in deferred taxes.

Net income for the third quarter 2008 was $4.6 million, or $0.10 per diluted share, up 231.1% from $1.4 million, or $0.05 per diluted share, in the same period a year ago. Fully diluted weighted average shares outstanding increased to 46.4 million for the quarter from 29.4 million in the first quarter 2007 due to private placement financings in February and November 2007.

Nine Month Financial Results

Revenues for the first nine months of fiscal 2008 were $59.2 million, up 59.4% from revenues of $37.1 million in the first nine months of fiscal 2007. Gross profit was $17.0 million, up 62.2% from gross profit of $10.5 million for the nine months of fiscal 2007. Gross margin increased to 28.7%, from 28.2% for the same period a year ago. Operating income was $13.8 million, up 69.0% from $8.2 million in the first nine months of fiscal 2007. Net income was $12.7 million, or $0.30 per fully diluted share, compared to $7.4 million, or $0.29 per fully diluted share, in the same period a year ago. Fully diluted weighted average shares outstanding were 42.6 million compared to 26.0 million in the first nine months of fiscal 2007.

Financial Condition

As of March 31, 2008, China Precision Steel had $14.3 million in cash and cash equivalents, no long term debt, total liabilities of $46.1 million and working capital of $61.2 million. Shareholders’ equity was $111.1 million compared to $51.1 million as of June 30, 2007.

During the third quarter, in view of the recent iron ore price surge and tighter supply of hot-rolled steel coils in the market, China Precision Steel has increased purchase quantities directly from its major and strategic supplier, Baosteel Group, with the aim of ensuring a stable raw material supply and mitigating the impact of expected increases in the cost of raw materials. As the contract terms with Baosteel are 100% payment in advance, this is the primary reason for the $26.8 million increase in advances to suppliers as of March 31, 2008.

Business Outlook

China Precision Steel's 1400 mm cold-roll mill with 150,000 metric tons of design capacity became operational at the beginning of October 2006 and is currently operating at 50% utilization. The cold-roll mill is expected to take another two years to realize its maximum production capacity. In the remainder of calendar 2008, the Company intends to invest in a new continuous annealing line for producing high quality stainless steel and a new 1700mm cold roll mill at its facilities in Shanghai. Capital expenditures related to these projects are expected to be $20 million.

“We continue our strive to find an appropriate sales mix that provides us with improved profitability and stability of cash flows, along with the higher margin provided by high precision and individually customized cold-rolled steel products,” commented Dr. Li. “With the addition of the continuous annealing line, we will be able to expand our product line to include higher margin, cold-rolled stainless steel. Our strong R&D capabilities and ability to develop precision products provide us with competitive advantages to continue to strengthen our position in the market and improve profitability in the long term.”

About China Precision Steel

China Precision Steel is a niche precision steel processing company principally engaged in the production and sale of high precision cold-rolled steel products and provides value added services such as heat treatment and cutting medium and high carbon hot-rolled steel strips. China Precision Steel produces high precision ultra-thin, high strength (7.5 mm to 0.05 mm) cold- rolled steel products primarily for automotive components, food packaging materials, saw blades and textile needle manufacturing companies in the People's Republic of China. However, China Precision Steel is expanding into overseas markets such as Nigeria, Thailand, Indonesia and the Philippines, and intends to expand into Japan, the European Union and the United States in the future.

Conference Call

The Company will conduct a conference call at 9:00 a.m. Eastern Time on Friday, May 16, 2008 to discuss the third quarter fiscal 2008 results. To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 888-482-0024. International callers should dial 617-801-9702. When prompted by the operator, mention Conference Passcode 863 969 80. If you are unable to participate in the call at this time, a replay will be available for fourteen days starting on Friday, May 16, 2008 at 11:00 a.m. Eastern Time. To access the replay, dial 888-286-8010 and enter the Passcode 18376926. International callers should dial 617-801-6888 and enter the Passcode 18376926. This conference call will be broadcast live over the Internet and can be accessed by all interested parties by clicking on http://www.chinaprecisionsteelinc.com . Please access the link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a 90 day replay will be available shortly after the call by accessing the same link.

Forward-Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release and oral statements made by China Precision Steel on its conference call in relation to this release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding our ability to prepare the company for growth, the Company’s planned manufacturing capacity expansion in 2008 and predictions and guidance relating to the Company’s future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, business conditions in China, weather and natural disasters, changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which China Precision Steel is engaged; cyclicality of steel consumption including overcapacity and decline in steel prices, limited availability of raw material and energy may constrain operating levels and reduce profit margins, environmental compliance and remediation could result in increased cost of capital as well as other relevant risks not included herein. The information set forth herein should be read in light of such risks. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

- Financial Tables Follow -

China Precision Steel, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	(Unaudited)
	March 31,	June 30,
	2008	2007

Assets

Current assets
Cash and equivalents	$14,295,503	$5,504,862
Accounts receivable
Trade, net of allowances of $994,313 and $273,461
at March 31, 2008 and June 30, 2007, respectively	25,406,355	8,242,044
Bank acceptance notes	4,197,091	-
Other	4,794,735	85,708
Inventories	19,594,824	15,723,704
Deposits	-	82,758
Prepaid expenses	429,556	-
Advances to suppliers, net of allowance of $2,466,098 and
$3,502,184 at March 31, 2008 and June 30, 2007,
respectively	38,527,179	11,699,918

Total current assets	107,245,243	41,338,994

Property and equipment
Land use rights	1,869,205	1,124,583
Property and equipment, net	35,657,690	29,238,227
Construction-in-progress	12,344,841	10,355,763

	49,871,736	40,718,573

Goodwill	99,999	99,999

Total assets	$157,216,978	$82,157,566

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable and accrued liabilities	$11,179,506	$4,855,932
Advances from customers	6,896,092	1,720,812
Other taxes payables	3,431,415	816,554
Current income taxes payable	4,373,885	1,892,866
Deferred income taxes payable	-	1,064,028
Amounts due to directors	2,807,353	-
Current portion of long-term debt	-	6,163,445
Notes payable	17,400,194	9,842,520

Total current liabilities	46,088,445	26,356,157

Long-term debt, net of current portion shown above	-	6,878,714

Stockholders' equity:
Preferred stock: $0.001 per value, 8,000,000 shares
authorized, no shares outstanding at March 31, 2008 and
June 30, 2007;
Common stock: $0.001 par value, 62,000,000 shares
authorized, 45,896,288 and 37,378,143 issued and
outstanding March 31, 2008 and June 30, 2007	45,896	37,378
Additional paid-in capital	73,643,064	31,867,063
Accumulated other comprehensive income	7,745,138	2,192,160
Retained earnings	29,694,435	17,008,238

Total stockholders' equity	111,128,533	51,104,839

Amounts due from directors	-	(2,182,144)

Total liabilities and stockholders' equity	$157,216,978	$82,157,566

China Precision Steel, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
For the Three and Nine Months Ended March 31, 2008 and 2007
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,	March 31,	March 31,	March 31,
	2008	2007	2008	2007

Revenues
Sales revenues	$18,723,842	$11,610,673	$59,189,060	$37,121,603
Cost of goods sold	13,399,010	8,240,743	42,172,998	26,635,693

Gross profit	5,324,832	3,369,930	17,016,062	10,485,910

Operating expenses
Selling expenses	203,477	92,315	484,926	196,705
Administrative expenses	699,221	1,411,106	2,031,816	2,096,031
Provision for bad debts	10,150	-	661,930	-
Depreciation and amortization expense	17,155	11,062	46,585	32,324

Total operating expenses	930,003	1,514,483	3,225,257	2,325,060

Income from continuing operations	4,394,829	1,855,447	13,790,805	8,160,850

Other income (expense)
Other revenues	152,894	53,436	945,304	53,436
Interest and finance costs	(415,863)	(196,787)	(1,174,864)	(514,869)

Total other income (expense)	(262,969)	(143,351)	(229,560)	(461,433)

Net income from continuing operations before income tax	4,131,860	1,712,096	13,561,245	7,699,417

Provision for (benefit from) income tax
Current	1,598,777	1,196,573	2,047,911	2,091,886
Deferred	(2,089,956)	(880,694)	(1,172,863)	(966,099)

Total income tax expense	(491,179)	315,879	875,048	1,125,787

Net income before discontinued operations	4,623,039	1,396,217	12,686,197	6,573,630

Net income from discontinued operations	-	-	-	831,448

Net income	$4,623,039	$1,396,217	$12,686,197	$7,405,078

Basic earnings per share
From continuing operations	$0.10	$0.05	$0.30	$0.26
From discontinued operations	$-	$-	$-	$0.03
Total	$0.10	$0.05	$0.30	$0.29

Basic weighted average shares outstanding	45,896,288	28,946,086	42,088,128	25,815,157

Diluted earnings per share
From continuing operations	$0.10	$0.05	$0.30	$0.26
From discontinued operations	$-	$-	$-	$0.03
Total	$0.10	$0.05	$0.30	$0.29

Diluted weighted average shares outstanding	46,365,778	29,387,360	42,555,912	25,960,101

The Components of comprehensive income:
Net income	$4,623,039	$1,396,217	$12,686,197	$7,405,078
Foreign currency translation adjustment	3,548,639	335,929	5,552,978	990,914

Comprehensive income	$8,171,678	$1,732,146	$18,239,175	$8,395,992

China Precision Steel, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the Nine Months Ended March 31, 2008 and 2007
(Unaudited)

	2008	2007

Cash flows from operating activities
Net Income	$12,686,197	$7,405,078
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation	1,841,947	1,095,981
Less income from discontinued operations - Oralabs, Inc	-	(831,448)
Allowance for bad and doubtful debts	661,930	519,614
Warrants issued for consulting	-	447,993
Net changes in assets and liabilities:
Accounts receivable, net	(26,067,887)	8,200,648
Inventories	(2,616,526)	(11,548,066)
Deposits	89,361	(225,887)
Prepayments	(429,556)	-
Advances to suppliers	(25,893,725)	(6,197,997)
Accounts payable and accrued expenses	5,702,234	1,439,529
Advances from customers	5,037,976	984,523
Other taxes payable	2,657,687	108,450
Current income taxes	2,329,987	2,513,992
Deferred income taxes	(1,148,927)	(960,262)

Net cash (used in) provided by operating activities	(25,149,302)	2,952,148

Cash flows from investing activities
Purchases of property and equipment including construction in progress	(7,512,290)	(10,329,164)

Net cash (used in) investing activities	(7,512,290)	(10,329,164)

Cash flows from financing activities
Sale of common stock	44,375,282	19,416,533
Advances from directors, net	2,464,868	(3,708,722)
Notes payable proceeds	16,446,667	12,280,943
Repayments of notes payable	(23,757,121)	(10,204,006)

Net cash provided by financing activities	39,529,696	17,784,748

Effect of exchange rate	1,922,537	990,914

Net increase in cash	8,790,641	11,398,646

Cash and cash equivalents, beginning of period	5,504,862	186,955

Cash and cash equivalents, end of period	$14,295,503	$11,585,601

Supplemental disclosure of cash flow information

Interest paid	$1,174,864	$572,089
Taxes paid	$-	$-
Issuance of 2,798,191 shares of stock for syndication fees	$-	$8,394,573
Issuance of 100,000 warrants for services	$-	$562,731
Issuance of 1,300,059 warrants for syndication fees	$-	$2,770,349
Fixed asset purchases in accounts payable	$233,885	$-

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